News Release
www.aviatnetworks.com
Aviat Networks Announces Fiscal 2016 Third Quarter Financial Results

•	Revenue of $60.4 million; Book to Bill < 1

•	GAAP Gross Margin of 23.8%; Non-GAAP Gross Margin of 24.0%, an improvement of 250 basis points year-over-year

•	GAAP Operating Expenses of $22.0 million; Non-GAAP Operating Expenses of $20.8 million, a decline of $3.0 million or 12.6% year-over-year

•	GAAP Net Loss Attributable to Aviat Networks of $(7.9) million, an improvement of $5.2 million year-over-year

•	Non-GAAP Loss from Continuing Operating Attributable to Aviat Networks of $(6.7) million, an improvement of $1.4 million year-over-year

•	Adjusted EBITDA of $(4.7) million, a $1.1 million improvement year-over-year

•	Net cash increased $0.2 million from Q2FY16 and $5.0 million from FY15 year-end
SANTA CLARA, Calif., May 11, 2016 -- Aviat Networks, Inc. (NASDAQ: AVNW), the leading expert in microwave networking solutions, today reported financial results for its fiscal 2016 third quarter ended April 1, 2016.
Commenting on the Company’s fiscal 2016 third quarter results, Michael Pangia, President and CEO of Aviat Networks stated, “Our Private Networks business continues to gain momentum, and we’ve received notice of sizeable awards since the end of our fiscal third quarter. Consistent with our past remarks, however, the Mobile Operator segment continues to face economic headwinds. We believe this will continue though we remain well positioned with our customers to capitalize when spending levels rise again. While revenues in our Q4 will be challenged, we expect Q4 bookings to be significantly higher, based on this Private Network momentum, which should have a positive impact on our future performance.”
Pangia continued, “We continue to focus on lowering our cost structure, enhancing gross margins, improving efficiencies and processes, and realigning investments in support of both Private Network and Mobile Operator customers. The enhancements we recently announced as part of Phase II of our realignment plans should result in $14-$16 million of savings in FY17, and provide us with a stronger foundation to drive positive cash flow and better bottom-line performance.”

Fiscal 2016 Third Quarter Results Comparisons
The Company reported total revenues of $60.4 million as compared to $74.8 million in the corresponding year-ago period. The decline in revenues was primarily attributed to lower overall spending by the Company’s Mobile Operator customer base, and the timing associated with some Private Network projects coming to completion, which impacted both product and service revenues across reportable geographic segments.
Non-GAAP gross margins for the fiscal 2016 third quarter were 24.0% as compared to 21.5% in the fiscal 2015 third quarter, an increase of approximately 250 basis points. The gross margin percentage improvement was primarily driven by improved services margins.
Non-GAAP total operating expenses for the fiscal 2016 third quarter were $20.8 million as compared to $23.8 million reported in the fiscal 2015 third quarter, a decline of $3.0 million or 12.6%. The year-over-year improvement is a direct result of the Company’s focus in lowering its overall cost structure. Selling and administrative expenses declined $1.6 million or 9.2%, primarily driven by lower personnel and professional service fees. Research & development expenses declined $1.4 million or 21.9%, even though the Company increased development costs to support both the Mobile Operator and Private Network segments.
Non-GAAP operating loss was $6.3 million for the fiscal 2016 third quarter as compared to a Non-GAAP operating loss of $7.7 million for the comparable fiscal 2015 period. The Company reported a Non-GAAP net loss attributable to Aviat Networks of $6.7 million or a loss of $0.11 per diluted share as compared to a Non-GAAP net loss attributable to Aviat Networks of $8.1 million or a loss of $0.13 per diluted share for the comparable year-ago period.
Adjusted EBITDA for the fiscal 2016 third quarter was $(4.7) million, compared with $(5.8) million in the year-ago quarter. In addition to the $0.5 million of share-based compensation expense excluded from non-GAAP loss from continuing operations, Adjusted EBITDA also excluded $0.8 million of restructuring-related charges as part of the Company’s Process Improvement and Realignment initiatives.
Cash and cash equivalents were $39.7 million as of April 1, 2016 as compared to $34.7 million as of July 3, 2015, an improvement of $5.0 million. Cash and cash equivalents also improved by $0.2 million sequentially.
A reconciliation of GAAP to non-GAAP financial measures for the third quarter of fiscal 2016 along with the accompanying notes is provided on Table 4 below.
Reverse Stock Split
In April 2016, Aviat filed a Proxy Statement related to a special meeting to obtain shareholders’ approval to amend its Amended and Restated Certificate of Incorporation to effect a reverse stock split of its common stock, whereby each outstanding 12 shares of common stock would be combined and converted into one share of common stock. The reverse stock split is intended to increase the market price of the Company’s common stock in order to satisfy the $1.00 minimum closing bid price required by The Nasdaq Global Select Market. The Company expects to complete this action in June 2016, prior to the 180-day grace period provided by Nasdaq to address its non-compliance.

Conference Call Details
Aviat Networks will host a conference call at 4:30 p.m. Eastern Time (ET) on May 11, 2016 to discuss its financial results for the third quarter and nine-months of fiscal 2016. To listen to the live conference call, please dial toll free 888-438-5448 (International toll-free number: 719-325-2323, access code 8125405, by 4:30 p.m. ET. Investors are invited to listen via webcast, which will be broadcast live and via replay approximately two hours after the call at http://investors.aviatnetworks.com/events.cfm.
Non-GAAP Measures and Comparative Financial Information
Aviat Networks, Inc. reports information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management of Aviat Networks monitors gross margin, research and development expenses, selling and administrative expenses, operating loss, income tax provision, loss from continuing operations, basic and diluted net loss per share from continuing operations, adjusted losses before interest, tax, depreciation and amortization (“Adjusted EBITDA”) adjusted to exclude certain costs, charges, gains and losses, on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. These measures exclude certain costs, expenses, gains and losses as shown on the attached Reconciliation of Non-GAAP Financial Measures table (table 4). As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Aviat Networks’ business and to better understand our performance. Aviat Networks’ management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Aviat Networks presents these non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate its financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.
About Aviat Networks
Aviat Networks, Inc. (NASDAQ: AVNW) is a leading global provider of microwave networking solutions transforming communications networks to handle the exploding growth of IP-centric, multi-Gigabit data services. With more than one million systems sold over 140 countries, Aviat Networks provides LTE-proven microwave networking solutions to mobile operators, including some of the largest and most advanced 4G/LTE networks in the world. Public safety, utility, government and defense organizations also trust Aviat Networks’ solutions for their mission-critical applications where reliability is paramount. In conjunction with its networking solutions, Aviat Networks provides a comprehensive suite of localized professional and support services enabling customers to effectively and seamlessly migrate to next generation Carrier Ethernet/IP networks. For more than 50 years, customers have relied on Aviat Networks’ high performance and scalable solutions to help them maximize their investments and solve their most challenging network problems. Headquartered in Santa Clara, California, Aviat Networks operates in more than 100 countries around the world. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act including Aviat Networks’ beliefs and expectations regarding business conditions, future orders, bookings, cost structure, and realignment plans. All statements, trend analyses and other information contained herein about the markets for the services and products of Aviat Networks and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including “anticipate,” “believe,” “plan,” “estimate,” “expect,” “goal,” “will,” “see,” “continue,” “delivering,” “view,” and “intend,” or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Aviat Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	the possible delisting of our stock from the Nasdaq Stock Market;

•	material weaknesses identified in our system of internal control and associated remediation efforts and investments and other actions needed to remedy those material weaknesses;

•	continued price and margin erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	our ability to meet financial covenant requirements which could impact our liquidity;

•	our ability to meet projected new product development dates or anticipated cost reductions of new products;

•	our suppliers’ inability to perform and deliver on time as a result of their financial condition, component shortages or other supply chain constraints;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	the timing of our receipt of payment for products or services from our customers;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the results of restructuring efforts;

•	the effects of currency and interest rate risks; and

•	the impact of political turmoil in countries where we have significant business.
For more information regarding the risks and uncertainties for our business, see “Risk Factors” in our Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on September 30, 2015 as well as other reports filed by Aviat Networks, Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
Financial Tables to Follow:

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2016 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Quarter Ended		Three Quarters Ended
(In millions, except per share amounts)	April 1, 2016	April 3, 2015	April 1, 2016	April 3, 2015
Revenues:
Revenue from product sales	$36.2	$47.0	$134.6	$159.3
Revenue from services	24.2	27.8	75.8	88.8
Total revenues	60.4	74.8	210.4	248.1
Cost of revenues:
Cost of product sales	28.5	36.9	99.0	119.8
Cost of services	17.5	21.9	59.6	66.3
Total cost of revenues	46.0	58.8	158.6	186.1
Gross margin	14.4	16.0	51.8	62.0
Operating expenses:
Research and development expenses	5.0	6.4	15.7	19.4
Selling and administrative expenses	16.2	18.0	49.5	58.4
Amortization of identifiable intangible assets	—	0.1	—	0.3
Restructuring charges	0.8	3.2	0.8	4.7
Total operating expenses	22.0	27.7	66.0	82.8
Operating loss	(7.6)	(11.7)	(14.2)	(20.8)
Interest income	—	0.1	0.2	0.3
Interest expense	—	—	(0.1)	(0.3)
Loss from continuing operations before income taxes	(7.6)	(11.6)	(14.1)	(20.8)
Provision for income taxes	0.4	1.5	0.9	2.4
Loss from continuing operations	(8.0)	(13.1)	(15.0)	(23.2)
Income from discontinued operations, net of tax	0.2	—	0.5	0.1
Net loss	(7.8)	(13.1)	(14.5)	(23.1)
Less: Net income attributable to noncontrolling interests, net of tax	0.1	—	0.3	—
Net loss attributable to Aviat Networks	$(7.9)	$(13.1)	$(14.8)	$(23.1)

Amount attributable to Aviat Networks:
Loss from continuing operations, net of tax	$(8.1)	$(13.1)	$(15.3)	$(23.2)
Income from discontinued operations, net of tax	$0.2	$—	$0.5	$0.1

Loss per share attributable to Aviat Networks’ common stockholders, basic and diluted:
Continuing operations	$(0.13)	$(0.21)	$(0.24)	$(0.37)
Discontinued operations	$—	$0.00	$0.01	$0.00
Net loss	$(0.13)	$(0.21)	$(0.24)	$(0.37)
Weighted average shares outstanding, basic and diluted	63.1	62.3	62.8	62.2

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2016 Third Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	April 1, 2016	July 3, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$39.7	$34.7
Accounts receivable, net	65.7	83.5
Unbilled costs	7.8	17.3
Inventories	33.0	32.9
Customer service inventories	3.7	6.2
Deferred income taxes	1.5	1.5
Other current assets	11.9	15.0
Total current assets	163.3	191.1
Property, plant and equipment, net	19.4	24.3
Deferred income taxes	7.1	7.6
Other assets	1.7	1.7
TOTAL ASSETS	$191.5	$224.7
LIABILITIES AND EQUITY
Current Liabilities:
Short-term debt	$9.0	$9.0
Accounts payable	34.4	46.6
Accrued compensation and benefits	7.8	7.5
Other accrued expenses	16.8	19.7
Advance payments and unearned income	32.6	35.8
Deferred income taxes	0.2	0.2
Restructuring liabilities	2.7	3.9
Total current liabilities	103.5	122.7
Unearned income	10.0	9.8
Other long-term liabilities	1.8	2.2
Reserve for uncertain tax positions	1.4	1.4
Deferred income taxes	4.7	4.7
Total liabilities	121.4	140.8
Commitments and contingencies (Note 11)
Equity:
Aviat Networks stockholders’ equity:
Preferred stock	—	—
Common stock	0.6	0.6
Additional paid-in-capital	810.6	809.2
Accumulated deficit	(732.3)	(717.5)
Accumulated other comprehensive loss	(9.2)	(8.5)
Total Aviat Networks stockholders’ equity	69.7	83.8
Noncontrolling interests	0.4	0.1
Total equity	70.1	83.9
TOTAL LIABILITIES AND EQUITY	$191.5	$224.7

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2016 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Quarters Ended
	April 1, 2016	April 3, 2015
	(In millions)
Operating Activities
Net loss	$(14.5)	$(23.1)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of identifiable intangible assets	—	0.3
Depreciation and amortization of property, plant and equipment	5.0	5.3
Provision for receivables	1.1	0.5
Share-based compensation	1.4	1.7
Deferred income tax expense	0.5	—
Charges for inventory and customer service inventory write-downs	4.0	5.4
Gain on disposition of WiMAX business	—	(0.1)
Loss on disposition of property, plant and equipment	0.6	—
Changes in operating assets and liabilities:
Accounts receivable	16.5	5.4
Unbilled costs	9.2	2.6
Inventories	(4.4)	(4.4)
Customer service inventories	1.6	1.6
Accounts payable	(12.0)	(6.6)
Accrued expenses	(0.7)	(0.1)
Advance payments and unearned income	(2.0)	3.6
Other assets and liabilities	0.8	(1.6)
Net cash provided by (used in) operating activities	7.1	(9.5)
Investing Activities
Payments for acquisition of property, plant and equipment	(1.3)	(3.0)
Net cash used in investing activities	(1.3)	(3.0)
Financing Activities
Proceeds from borrowings	27.0	42.0
Repayments of borrowings	(27.0)	(39.0)
Payments on capital lease obligations	—	(0.1)
Net cash provided by financing activities	—	2.9
Effect of exchange rate changes on cash and cash equivalents	(0.8)	(4.2)
Net Increase (Decrease) in Cash and Cash Equivalents	5.0	(13.8)
Cash and Cash Equivalents, Beginning of Period	34.7	48.8
Cash and Cash Equivalents, End of Period	$39.7	$35.0

AVIAT NETWORKS, INC.
Quarter Ended April 1, 2016 Summaries
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating loss, income tax provision, loss from continuing operations attributable to Aviat Networks, basic and diluted net loss per share from continuing operations attributable to Aviat Networks, and adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) attributable to Aviat Networks, adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2016 Third Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended				Three Quarters Ended
	April 1, 2016	% of Revenue	April 3, 2015	% of Revenue	April 1, 2016	% of Revenue	April 3, 2015	% of Revenue
	(In millions, except percentages and per share amounts)
GAAP gross margin	$14.4	23.8%	$16.0	21.4%	$51.8	24.6%	$62.0	25.0%
Share-based compensation	0.1		0.1		0.1		0.1
Non-GAAP gross margin	14.5	24.0%	16.1	21.5%	51.9	24.7%	62.1	25.0%

GAAP research and development expenses	$5.0	8.3%	$6.4	8.6%	$15.7	7.5%	$19.4	7.8%
Share-based compensation	—		—		(0.1)		(0.1)
Non-GAAP research and development expenses	5.0	8.3%	6.4	8.6%	15.6	7.4%	19.3	7.8%

GAAP selling and administrative expenses	$16.2	26.8%	$18.0	24.1%	$49.5	23.5%	$58.4	23.5%
Share-based compensation	(0.4)		(0.6)		(1.2)		(1.5)
Non-GAAP selling and administrative expenses	15.8	26.2%	17.4	23.3%	48.3	23.0%	56.9	22.9%

GAAP operating loss	$(7.6)	(12.6)%	$(11.7)	(15.6)%	$(14.2)	(6.7)%	$(20.8)	(8.4)%
Share-based compensation	0.5		0.7		1.4		1.7
Amortization of intangible assets	—		0.1		—		0.3
Restructuring charges	0.8		3.2		0.8		4.7
Non-GAAP operating loss	(6.3)	(10.4)%	(7.7)	(10.3)%	(12.0)	(5.7)%	(14.1)	(5.7)%

GAAP income tax provision	$0.4	0.7%	$1.5	2.0%	$0.9	0.4%	$2.4	1.0%
Adjustment to reflect pro forma tax rate	(0.1)		(1.0)		(0.3)		(1.4)
Non-GAAP income tax provision	0.3	0.5%	0.5	0.7%	0.6	0.3%	1.0	0.4%

GAAP loss from continuing operations attributable to Aviat Networks	$(8.1)	(13.4)%	$(13.1)	(17.5)%	$(15.3)	(7.3)%	$(23.2)	(9.4)%
Share-based compensation	0.5		0.7		1.4		1.7
Amortization of intangible assets	—		0.1		—		0.3
Restructuring charges	0.8		3.2		0.8		4.7
Adjustment to reflect pro forma tax rate	0.1		1.0		0.3		1.4
Non-GAAP loss from continuing operations attributable to Aviat Networks	$(6.7)	(11.1)%	$(8.1)	(10.8)%	$(12.8)	(6.1)%	$(15.1)	(6.1)%

Basic and diluted loss per share from continuing operations attributable to Aviat Networks stockholders
Basic and Diluted:
GAAP	$(0.13)		$(0.21)		$(0.24)		$(0.37)
Non-GAAP	$(0.11)		$(0.13)		$(0.20)		$(0.24)

Basic and diluted shares used in computing loss per share from continuing operations
Basic and Diluted:
GAAP	63.1		62.3		62.8		62.2
Non-GAAP	63.1		62.3		62.8		62.2

	Quarter Ended				Three Quarters Ended
	April 1, 2016	% of Revenue	April 3, 2015	% of Revenue	April 1, 2016	% of Revenue	April 3, 2015	% of Revenue
	(In millions, except percentages and per share amounts)
ADJUSTED EBITDA:
GAAP loss from continuing operations attributable to Aviat Networks	$(8.1)	(13.4)%	$(13.1)	(17.5)%	$(15.3)	(7.3)%	$(23.2)	(9.4)%
Depreciation and amortization of property, plant and equipment	1.7		1.8		5.0		5.3
Interest expense	—		—		0.1		0.3
Share-based compensation	0.5		0.7		1.4		1.7
Amortization of intangible assets	—		0.1		—		0.3
Restructuring charges	0.8		3.2		0.8		4.7
Provision for income taxes	0.4		1.5		0.9		2.4
Adjusted EBITDA attributable to Aviat Networks	$(4.7)	(7.8)%	$(5.8)	(7.8)%	$(7.1)	(3.4)%	$(8.5)	(3.4)%
_____________________________________________________

(1)
The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP loss from continuing operations attributable to Aviat Networks excluded share-based compensation, amortization of intangible assets, restructuring charges and adjustment to reflect the pro forma tax rate. Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest expense, provision for income taxes, and non-GAAP pre-tax adjustments, as set forth above, from the GAAP loss from continuing operations attributable to Aviat Networks. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 5
AVIAT NETWORKS, INC.
Fiscal Year 2016 Third Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Quarter Ended		Three Quarters Ended
	April 1, 2016	April 3, 2015	April 1, 2016	April 3, 2015
	(in millions)
North America	$27.1	$31.9	$94.2	$114.7
Africa and Middle East	18.2	23.0	69.2	69.2
Europe and Russia	4.3	8.2	16.4	28.1
Latin America and Asia Pacific	10.8	11.7	30.6	36.1
Total Revenue	$60.4	$74.8	$210.4	$248.1

Investor Relations:

Glenn Wiener, Aviat Networks, Inc., 212-786-6011, Investorinfo@aviatnet.com or GWiener@GWCco.com